UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    June 28, 2002

AVVAA WORLD HEALTH CARE PRODUCTS INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of Incorporation)	000-31611 (Commission File Number)	88-395714 (IRS Employer ID No.)

PO Box 335, 3018 Schaeffer Road
Falkland  BC, Canada   V0E 1W0
(250)  379-2727
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

SIERRA GIGANTE RESOURCES, INC.
SUITE 1000, 355 BURRARD STREET
VANCOUVER, BC V6C 2G8
(604) 608-6169
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

On June 28, 2002 (the “Effective Date”), pursuant to a Share Exchange and Share Purchase Agreement (“Share Exchange”) among Sierra Gigante Resources, Inc. (“Sierra Gigante”), a Nevada corporation; 648311 B.C. Ltd. (“648311”), a British Columbia corporation and a wholly owned subsidiary of Sierra Gigante; and Mind Your Own Skin Products, Inc., (“MYOSP”) a British Columbia corporation, 648311 acquired 12,112,500 shares of MYOSP and Sierra Gigante acquired 225,000 shares of MYOSP. The aggregate of 12,337,500 shares of MYOSP represented all of the issued and outstanding shares of MYOSP. In consideration for this transaction, the shareholders that transferred 12,112,500 shares to 648311, received 12,112,500 exchangeable shares of 648311. At the time of closing of this transaction, Sierra Gigante issued 12,112,500 of its shares to 648311. The exchangeable shares can be converted into an equivalent amount of shares in Sierra Gigante. The one shareholder that transferred 225,000 shares in MYOSP to Sierra Gigante received 225,000 shares of Sierra Gigante. Prior to this transaction Sierra Gigante had 2,708,879 shares issued and outstanding. After this transaction, Sierra Gigante has 15,046,379 shares issued and outstanding.

On the Effective Date, Raymond Merry resigned as President and Chief Executive Officer of Sierra Gigante, but remained as a director. William G. Davenport resigned as a director of Sierra Gigante. The following persons became members of Sierra Gigante's board of directors: Jack Farley, Charles Austin and Dr. Mark Alden. Mr. Farley also became President and Chief Executive Officer and Mr. Austin also became Chief Financial Officer and Secretary.

The Acquisition was approved by the unanimous consent of the Board of Directors of Sierra Gigante, 648311 and MYOSP on June 28, 2002.

Sierra Gigante changed its name to AVVAA World Health Care Products, Inc.

The following table sets forth information regarding the beneficial ownership of the shares of Sierra Gigante’s common stock (assuming that the exchangeable shares held by shareholders in 648311, which exchangeable shares convert into an equivalent amount of common shares held by 648311 in Sierra Gigante, are all converted into Sierra Gigante shares) at June 28, 2002, by (I) each person known by Sierra Gigante to be the beneficial owner of more than five percent (5%) of Sierra Gigante’s outstanding shares of common stock, (ii) each director of Sierra Gigante, (iii) the executive officers of Sierra Gigante, and (iv) by all directors and executive officers of Sierra Gigante as a group, upon completion of this transaction. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of Sierra Gigante.

NAME OF                                    SHARES OF
BENEFICIAL OWNER                           COMMON STOCK                PERCENT OF CLASS
----------------                           ------------                ----------------

Jack Farley                                   4,950,000                     32.90%
3018 Schaeffer Road
Falkland, BC, Canada
VOE 1Wo

Charles Austin                                  187,500                      1.25%
13503 Surmac Lane
Vernon, BC, Canada
V1B 1A1

Dr. Mark Alden                                  225,000                      1.50%
2709 Alden Road
Bryn Athyn, Pennsylvania 19009

Raymond Merry                                 1,300,000                      8.64%
355 Burrard Street, Suite 1000
Vancouver, BC, Canada
V6C 2G8

Peter Thomas Black                              975,000                      6.48%
684 Gleneagles Drive
Kamloops, BC, Canada
V2E 1Z1

Frederick Taylor                                975,000                      6.48%
88 Lakeport Road, Unit #13
St. Catherines, Ontario, Canada
L2N 4P8

S. Anne Taylor and
Barrie Taylor                                   975,000                      6.48%
88 Lakeport Road, Unit #13
St. Catherines, Ontario, Canada
L2N 4P8

Lloyd Clay                                      975,000                      6.48%
1128 Limestone Cres
Prince George, BC, Canada
V2M 4Z2

Gail Christine Strachan                         975,000                      6.48%
9262 Highway 97A
RR1 S8 C13
Mara, BC, Canada
V0E 2KO

Directors and Officers as
a group (4 persons)                           6,662,500                     44.28%

(1) This amount includes 2,475,000 shares owned by Lorie Dale Campbell-Farley, Mr. Farley's wife.

The following is a biographical summary of the new directors and officers of Sierra Gigante:

JACK FARLEY has been our President, Chief Executive Officer and a member of the Board of Directors since June 28, 2002. Since November 1995 he has been the President of Mind Your Own Skin Products, Inc. Since such time he was also President and Chief Executive Officer of Shield- Tech Products Inc. an environmental products company which Mr. Farley founded. In December 2000 he resigned as officer of Shield-Tech Products, Inc. to work full time for Mind Your Own Skin Products, Inc. Mr. Farley has undertaken extensive training courses in public speaking skills, financial analysis, marketing, negotiating, management and labor relations.

From September 1963 to 1995, Mr. Farley worked for Petro-Canada Marketing, a major international petroleum corporation. Between 1963 and 1972, Mr. Farley was employed in several capacities at Petro-Canada Marketing as a Sales Trainee up to a Senior Marketing Representative for all markets in Northern Manitoba. From 1973 to 1989 he was employed at Petro-Canada Marketing in the following capacities: Manager, Planning Advisor, Merchandising Advisor, Forestry Account Executive. From1989 to 1995 he was the Senior Forestry Account Executive for Western Canada and manager of Bunker (heavy fuel) sales out of the Western Canadian Refineries. As the Senior Forestry Account Executive he was responsible for the sales and distribution to all major forestry companies in Western Canada. Mr. Farley was also a Lubricant Technical Sales and Marketing Consultant for the United Stated markets from June 1996 to June 1998. He brings extensive experience in planning, distribution, retailing, merchandising and contract negotiation.

CHARLES AUSTIN has been our Chief Financial Officer, Secretary and a member of the Board of Directors since June 28, 2002. Mr. Austin was the Chief Financial Officer and Manager of Development and Planning of Mind Your Own Skin Products, Inc. In such capacity he assisted the President in preparing business plan and operating budgets and prepared long range financial projections and facility plans. He also completed all required financial statements and conducted the annual strategic planning meeting with the executive team.

From 1999 to 2000, he worked as a consultant for British Columbia businesses. He conducted assessment of businesses and profitability improvement checkups and identified and reported areas for profit improvement. He also assisted these companies in the development of business plans and assisted in the implementation of related action plans.

From 1997 to 1999, he was the managing director of Triathalon Canada where he facilitated in the development and implementation of a strategic plan entitled “Towards 2000 and Beyond”. He also participated in the development of prize winning marketing materials and had extensive involvement in the fund raising and communications programs.

From 1970 to 1996, he was a Senior Audit Partner for Ernst & Young. Mr. Austin provided audit, accounting, taxation, information systems and general business advice to a wide range of clients including many public companies ranging from start-ups to multi-nationals. Some of his clients included: Luscar, Echo Bay Mines, ZCL Manufacturing, Falconbridge and Inventronics. He was also a member of Ernst & Young’s National Audit Policy and Accounting Policy Committees. Mr. Austin received his Bachelor of Business Administration (honours) from the University of Western Ontario in 1961 and became a chartered accountant in 1964.

DR. MARK ALDEN has been a member of our Board of Directors since June 28, 2002. Dr. Alden has been associated with Mind Your Own Skin Products, Inc. for the last 7 years and has worked on applications of Mind Your Own Skin Products, Inc.'s products. He is in the process of commencing clinical trials that include effective burn treatment.

Since August 2000 he has been the Clinical Service Chief and Assistant Professor at the Medical College of Pennsylvania-Hahnemann University. From February 1999 to August 2000, he was the Chairman of the Radiation Oncology Department at the Wilkes-Barre General Hospital. From April 1997 to January 1999, he was the medical director of the TriCounty Regional Cancer Center (Holy Redeemer Hospital and Warminster General Hospital) in Southampton, Pennsylvania. From December 1995 to April 1997, he was employed at the St. Mary Regional Cancer Center in Langhorne, Pennsylvania. From January 1993 to December 1995, Dr. Alden was an Assistant Professor and Instructor at the Department of Radiation Oncology and Nuclear Medicine at the Thomas Jefferson University Hospital.

Dr. Alden received his Associate Arts Degree in 1973 from the Academy of the New Church College in Bryn Athyn, Pennsylvania. He received his Bachelor of Arts Degree from Penn State University in 1975. In 1979, he received his Master of Divinity from the Academy of the New Church Theological School in Bryn Athyn, Pennsylvania. He received his Doctor of Medicine in 1988 from the Jefferson Medical Hospital in Philadelphia, Pennsylvania and his General Surgery PGYI from Abington Memorial Hospital in 1989. He was a resident and a fellow in the Department of Radiation Oncology and Nuclear Medicine at Thomas Jefferson University Hospital from 1989 to 1992. He is licensed in Pennsylvania, New Jersey and Indiana and was Board Certified in Radiation Oncology in 1994. He has also published many articles and been involved in both National and Local Presentations.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Share Exchange, Sierra Gigante and 648311, its wholly owned subsidiary, in the aggregate acquired 100% of the issued and outstanding shares of common stock of MYOSP for the issuance of 225,000 shares of Sierra Gigante and 12,112,500 exchangeable shares of 648311, which exchangeable shares convert into an equivalent amount of Sierra Gigante shares.

MYOSP doing business as AVVAA World Health Care Products is a global biotechnology company providing all natural, therapeutic skin care products that improve the quality of life and well being for customers. Its patented European skin care formulas are scientifically developed to relieve and treat the symptoms of skin diseases including eczema, psoriasis and acne. MYOSP will globally manufacture and market the O-T-C Neuroskin line of skin care products through mass, food and drug channels in the United States. Its 4 flagship core products are FDA approved.

MYOSP’s research and development activities will be dedicated to the development and discovery of additional non-toxic treatments of patient population suffering from skin diseases and irritations including burn treatments.

MYOSP is headquartered in Philadelphia, Pennsylvania and has Canadian operations in Vernon, British Columbia.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

a.	Financial statements of businesses acquired. Financial statements are attached herewith.

b.	Pro forma financial information
Pro forma financial information is attached herewith.

c.	Exhibits

Number	Exhibit
10	Share Exchange and Share Purchase Agreement dated June 28, 2002 by and among Sierra Gigante Resources, Inc. 648311 B.C. Ltd. and Mind your Own Skin Products Inc. (filed with the original Form 8-K on July 8, 2002)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this report on the Registrant's behalf.

AVVAA WORLD HEALTH CARE PRODUCTS INC.

By:	/s/ Jack Farley JACK FARLEY President, Chief Executive Officer and Director

Dated:   September 6, 2002

Sierra Gigante Resources, Inc.
(A Development Stage Company)

M A N N I N G E L L I O T T	11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7

C H A R T E R E D A C C O U N T A N T S	Phone 604.714.3600 Fax: 604.714.3669 Web: manningelliott.com

Report of Independent Auditors’

To The Stockholders and Board of Directors
of Sierra Gigante Resources, Inc.

We have audited the accompanying consolidated balance sheets of Sierra Gigante Resources, Inc. (A Development Stage Company) as of May 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from June 3, 1998 (date of inception) to May 31, 2002 and the years ended May 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards used in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of Sierra Gigante Resources, Inc. (A Development Stage Company), as of May 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from June 3, 1998 (date of inception) to May 31, 2002 and the years ended May 31, 2002 and 2001, in conformity with generally accepted accounting principles used in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has losses from operations since inception, no source of revenues and a working capital deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. These consolidated financial statements do not include any adjustments which might result from the outcome of this uncertainty.

/s/ "Manning Elliott"

Chartered Accountants

Vancouver, Canada

August 7, 2002

Sierra Gigante Resources, Inc.
(A Development Stage Company)
Consolidated Balance Sheets

                                                                               May 31,        May 31,
                                                                                2002           2001
                                                                                  $              $
                                                       Assets

Current Assets

     Cash                                                                           404            505
     Prepaid expenses and other current assets                                   19,118          2,080
------------------------------------------------------------------------------------------------------

                                                                                 19,522          2,585

Property, Plant and Equipment [Note 3]                                            1,523          2,355
------------------------------------------------------------------------------------------------------

Total Assets                                                                     21,045          4,940
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

                                        Liabilities and Stockholders' Equity

Current Liabilities

     Accounts payable                                                            17,877         88,108
     Accrued liabilities                                                          2,000          5,027
     Notes payable [Note 4]                                                           -         56,000
     Due to related parties [Note 5]                                             97,759        120,985
------------------------------------------------------------------------------------------------------

Total Current Liabilities                                                       117,636        270,120
------------------------------------------------------------------------------------------------------

Contingent Liability [Note 1]
Subsequent Event [Note 6]

Stockholders' Equity

     Common stock - 25,000,000 shares authorized at $.001 par value,
     13,544,397 and 11,734,397 issued and outstanding respectively               13,544         11,734

     Additional paid-in capital                                                 474,321        345,131

     Deficit accumulated during the development stage                          (584,456)      (622,045)
------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                                      (96,591)       265,180
------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                                       21,045          4,940
------------------------------------------------------------------------------------------------------

(See accompanying notes)

                                                       F-2

Sierra Gigante Resources, Inc.
(A Development Stage Company)
Consolidated Statements of Operations

                                                                  Accumulated from                For the
                                                                    June 3, 1998                Years Ended
                                                                 (Date of Inception)              May 31,
                                                                   to May 31, 2002         2002            2001
                                                                          $                  $               $

Revenues                                                                      -                   -               -
-------------------------------------------------------------------------------------------------------------------

Expenses

     Accounting and legal                                                84,075              11,591          23,509
     Bank charges                                                         6,342                 604           4,633
     Consulting [Note 5]                                                194,996              53,882          50,500
     Depreciation                                                         2,635                 832             832
     Forgiveness of consulting fees [Note 5]                           (116,000)           (116,000)              -
     Forgiveness of interest payable                                     (3,789)             (3,789)              -
     Investor relations                                                  15,000                   -          15,000
     Natural resource expenditures                                      153,774                   -           3,322
     Office, telephone and rent                                          86,885              12,158          33,281
     Product development                                                119,401                   -         112,126
     Selling and marketing                                               36,472               2,218           7,151
     Transfer agent and regulatory                                        4,665                 915           1,861
-------------------------------------------------------------------------------------------------------------------

Total Expenses                                                          584,456             (37,589)        252,215
-------------------------------------------------------------------------------------------------------------------

Net Income (Loss) For The Period                                       (584,456)             37,589        (252,215)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

Basic Net Income (Loss) Per Share                                                               .01           (0.02)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

Weighted Average Shares Outstanding                                                      12,641,000      11,719,000
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

Diluted net loss per share has not been disclosed as the result is anti-dilutive.

(See accompanying notes)

                                                       F-3

Sierra Gigante Resources, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity

                                                                                             Additional
                                                                          Common StockPaid-inAccumulated
                                                                       Shares      Amount      Capital        Deficit
                                                                          #           $           $              $
-----------------------------------------------------------------------------------------------------------------------

Balance at June 3, 1998 (Date of Inception)                                    -         -           -              -

Issuance of Shares:

   July 22, 1998, Rule 144 restricted shares for cash                  8,000,000     8,000           -              -
   August 28, 1998, unrestricted shares for cash                         761,160       761      52,579              -
   April 6, 1999, Rule 504 unrestricted shares for cash                   71,752        72      18,095              -
   April 6, 1999, Rule 504 unrestricted shares for
      conversion of convertible debentures                               208,484       208      60,250              -

Net Loss For The Period                                                        -         -           -       (102,298)
-----------------------------------------------------------------------------------------------------------------------

Balance at May 31, 1999                                                9,041,396     9,041     130,924       (102,298)

Issuance of Shares:

   June 24, 1999, Rule 144 restricted shares for cash                  2,000,000     2,000           -              -

   March 15, 2000, Rule 504 unrestricted shares for
        conversion of notes payable                                      505,667       506     151,194              -

   March 24, 2000, Rule 504 unrestricted shares for cash                 100,000       100      29,900              -

   May 9, 2000, previously issued restricted shares
        transferred to acquire property                                        -         -     100,000              -

Net Loss For The Year                                                          -         -           -       (267,532)
-----------------------------------------------------------------------------------------------------------------------

Balance at May 31, 2000                                               11,647,063    11,647     412,018       (369,830)

Issuance of Shares:

   July 25, 2000, Rule 504 unrestricted shares for cash                   77,334        77      23,123              -

   September 12, 2000, Rule 144 restricted shares for
       acquisition of Anmore Management Inc. [Note 1]                     10,000        10           -              -

   Reorganization costs                                                        -         -     (90,010)             -

Net Loss For The Year                                                          -         -           -       (252,215)
-----------------------------------------------------------------------------------------------------------------------

Balance at May 31, 2001                                               11,734,397    11,734     345,131       (622,045)

Issuance of Shares:

   July 16, 2001, restricted shares for
       conversion of notes payable                                       560,000       560      55,440              -

   February 1, 2002, unrestricted shares
       for consulting services                                         1,250,000     1,250      23,750              -

   Reduction of reorganization costs                                           -         -      50,000              -

Net Income For the Year                                                        -         -           -         37,589
-----------------------------------------------------------------------------------------------------------------------

Balance at May 31, 2002                                               13,544,397    13,544     474,321       (584,456)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(See accompanying notes)

                                                       F-4

Sierra Gigante Resources, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows

                                                                  Accumulated from                For the
                                                                    June 3, 1998                Years Ended
                                                                 (Date of Inception)              May 31,
                                                                   to May 31, 2002         2002            2001
                                                                          $                  $               $
Cash Flows to Operating Activities:
  Net income (loss)                                                    (584,456)             37,589        (252,215)
  Adjustments to reconcile net loss to cash
     Depreciation and amortization                                       40,135                 832          38,332
     Mineral properties written off                                     122,390                   -               1
     Web Site costs written down to net realizable value                 62,500                   -          62,500
     Recapitalization costs                                             (40,000)             50,000         (90,000)
     Stock based compensation                                             5,882               5,882               -
     Forgiveness of consulting fees                                    (116,000)           (116,000)              -
     Forgiveness of interest payable                                     (3,789)             (3,789)              -
  Changes to non-cash working capital items
     Decrease in prepaid expenses and other current assets                    -               2,080              58
     Increase (decrease) in accounts payable and accrued liabilities     23,666             (69,469)         82,099
-------------------------------------------------------------------------------------------------------------------

Net Cash Used in Operating Activities                                  (489,672)            (92,875)       (159,225)
-------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities:
  Proceeds from related party loans                                     213,759              92,774          89,144
  Proceeds from issuance of convertible debentures                       60,458                   -               -
  Proceeds from notes payable                                           219,900                   -          56,000
  Proceeds from issuance of shares                                      122,507                   -          11,000
-------------------------------------------------------------------------------------------------------------------

Net Cash Provided by Financing Activities                               616,624              92,774         156,144
-------------------------------------------------------------------------------------------------------------------

Cash Flows to Investing Activities:
  Acquisition of property, plant and equipment                           (4,158)                  -               -
  Mineral property costs                                               (122,390)                  -               -
-------------------------------------------------------------------------------------------------------------------

Net Cash Used in Investing Activities                                  (126,548)                  -               -
-------------------------------------------------------------------------------------------------------------------

Increase (Decrease) in Cash During the Period                               404                (101)         (3,081)

Cash - Beginning of Period                                                    -                 505           3,586
-------------------------------------------------------------------------------------------------------------------

Cash - End of Period                                                        404                 404             505
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

Non-Cash Financing Activities
  Convertible debentures were converted into
     208,484 shares on April 16, 1999.                                   60,458                   -               -
  The Company acquired property through the
     transfer of 500,000 previously issued restricted
     shares at a fair value of $100,000.                                100,000                   -               -
  In March, 2000, the Company issued 505,667
     shares at a fair market value of $0.30 per share
     to repay notes payable.                                            151,700                   -               -
  In September, 2000 the Company issued 10,000
     shares valued at a nominal amount as part of
     recapitalizing the Company [Note 1]                                     10                   -              10
  On July 16, 2001, the Company issued 560,000 shares at a
     fair market value of $0.10 per share to repay notes payable         56,000              56,000               -
  On February 1, 2002, the Company issued 1,250,000 shares
     at a fair market value of $0.02 per share for consulting services   25,000              25,000               -
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

Supplemental Disclosures:
  Interest paid                                                                                                   -
  Income taxes paid                                                                                               -
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(See accompanying notes)

                                                       F-5

Sierra Gigante Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

1.	Nature of Operations and Continuance of Business

Sierra Gigante Resources, Inc. (the "Company") was incorporated on June 3, 1998, in the State of Nevada. The Company currently has yet to generate any revenues and in accordance with SFAS #7, is considered a development stage company.

From inception to March 14, 2000 the Company was actively engaged in the acquisition and exploration of mineral properties containing gold, silver, copper, zinc and/or other mineral deposits. The Company operated its preliminary business as an exploration stage company with the intent to receive income from property sales, joint ventures or other business arrangements with larger companies, rather than developing and placing its properties into production on its own.

Pursuant to an Assignment Agreement dated March 14, 2000 and completed May 9, 2000 the Company acquired an Internet Web Site. The Company arranged for 500,000 previously issued restricted common shares be transferred to the vendor. The fair value of the shares was $100,000 at the time of issuance. The transaction was recorded as additional paid in capital as the transaction did not result in the issuance of treasury shares. The vendor also received a stock option to acquire 50,000 shares at a price of $0.40 per share expiring two years from date of grant which were subsequently cancelled. The Company does not intend to commercially exploit the business concept and management charged the net carrying value of $62,500 to operations during fiscal 2001.

Pursuant to an Agreement and Plan of Merger (the “Acquisition Agreement”) effective September 12, 2000, the Company acquired 100% of all the issued and outstanding shares of common stock of Anmore Management Inc., a Delaware corporation, for $90,000 and 10,000 shares of the Company valued at a nominal $10. On May 22, 2002, the Company and Anmore Management Inc. agreed to reduce the cash settlement of the Acquisition Agreement to $40,000 from $90,000. As of May 31, 2002, the Company had a remaining settlement balance owing of $17,500. This balance was paid in full subsequent to year end. The acquisition was approved by the Board of Directors and a majority of the shareholders of both Anmore Management Inc. and the Company on September 12, 2000. Upon effectiveness of the acquisition, the Company elected to become the successor issuer to Anmore Management Inc. for reporting purposes under the Securities Exchange Act of 1934 (“the Act”) and elects to report under the Act effective September 12, 2000. Anmore Management Inc. assumed the name of the Company. The Company’s officers and directors will become the officers and directors of Anmore Management Inc. Shares of the Company currently trade on PinkSheets under the ticker symbol “SGIG”. The $40,010 was treated, for accounting purposes, as a reduction of additional paid in capital and not as goodwill as the nature of the transaction was to allow Sierra Gigante Resources, Inc. to report under the Act by way of reorganization.

The Company does not have significant cash or other material assets, nor does it have an established source of revenues needed to cover its operating costs and to allow it to continue as a going concern. The Company has ongoing overhead expenses and will require significant capital to execute upon its business plan to bring its new business to market. These factors raise substantial doubt as to the ability to continue operations. These financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company's ability to meet those obligations and continue as a going concern is dependent upon raising new capital through issuing debt and/or equity securities and then to generate revenues and profits.

2.	Summary of Significant Accounting Policies

Consolidated Financial Statements

These consolidated financial statements include the accounts of the Company and its wholly-owned US subsidiary, Anmore Management Inc.

Sierra Gigante Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

2.	Summary of Significant Accounting Policies (continued)

Use of Estimates and Assumptions

The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Property, Plant and Equipment

Office equipment is recorded at cost. Depreciation is computed on a straight-line basis using an estimated useful life of five years.

Long Lived Assets

        Long lived assets are recorded at cost. Amortization is computed on a straight-line basis using estimated useful life.

The carrying value of the long lived assets are evaluated in each reporting period to determine if there were events or circumstances which would indicate a possible inability to recover the carrying amount. Such evaluation is based on various analyses including assessing the Company’s ability to bring the commercial applications to market, related profitability projections and undiscounted cash flows relating to each application which necessarily involves significant management judgment.

Year End

The Company's fiscal year end is May 31.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic an diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Cash and Equivalents

For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statements of Financial Accounting Standards No. 109 "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

There is no provision for income taxes due to net loss as incurred and no state income tax in Nevada, the state of the Company's domicile. The Company's total deferred tax asset as of May 31, 2002 and 2001, is as follows:

	2002	2001
	$	$
Net operating loss	-	(252,000)
Valuation allowance	-	252,000
Net deferred tax asset	-	-

Sierra Gigante Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

2.	Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

The Company has incurred net operating losses as follows:

Year of Loss	Amount $	Year of Expiration

1999	68,000	2014
2000	268,000	2015
2001	252,000	2016

Foreign Currency Translation

Revenue, expenses and non-monetary balance sheet items in foreign currencies are translated into U.S. dollars at the rate of exchange prevailing on the transaction dates. Monetary balance sheet items are translated at the rate prevailing at the balance sheet date. The resulting exchange gain or loss is included in expenses.

Accounting for Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," requires that stock awards granted subsequent to January 1, 1995, be recognized as compensation expense based on their fair value at the date of grant. Alternatively, a company may account for granted stock awards under Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," and disclose pro forma income amounts which would have resulted from recognizing such awards at their fair value. The Company has elected to account for stock-based compensation expense under APB No. 25 and make the required pro forma disclosures for compensation expense (see Note 7).

Financial Instruments

The fair value of the Company’s current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company operates in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

3.	Property, Plant and Equipment

	Cost $	Accumulated Amortization $	2002 Net Carrying Value $	2001 Net CArrying Value $

Office equipment	4,158	2,635	1,523	2,355

4.	Notes Payable

The notes were unsecured, due on demand and bear interest at prime plus 1%. On July 16, 2001 these notes totalling $56,000 were converted into 560,000 restricted common shares at $0.10 per share.

5.	Due to Related Parties/Related Party Transactions

(a)	The Company paid consulting fees of $48,000 (2001 - $48,000) to the President of the Company. On June 30, 2002, the President forgave $116,000 in unpaid management fees owing to him.

(b)	Amounts owing to related parties represent cash advances from the President of the Company which are unsecured, non-interest bearing and due on demand.

Sierra Gigante Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

6.	Subsequent Event

Subsequent to May 31, 2002 the Company consolidated its share capital on a 1 new for 5 old basis. The Company then acquired 12,337,500 shares of Mind Your Own Skin Products, Inc. (“MYOSP”) which represented all of the issued and outstanding shares of MYOSP. In exchange, the Company issued 12,337,500 shares to the shareholders of MYOSP. After this transaction the Company has 15,046,379 shares outstanding. This acquisition resulted in a reverse merger of the Company by MYOSP. The Company will change its name to AVVAA World Health Care Products, Inc.

MYOSP doing business as AVVAA World Health Care Products is a global biotechnology company providing all natural, therapeutic skin care products that improve the quality of life and well being for customers. Its patented European skin care formulas are scientifically developed to relieve and treat the symptoms of skin diseases including eczema, psoriasis and acne. MYOSP will globally manufacture and market the O-T-C Neuroskin line of skin care products through mass, food and drug channels in the United States. Its four flagship core products are FDA approved.

M A N N I N G E L L I O T T	11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7

C H A R T E R E D A C C O U N T A N T S	Phone 604.714.3600 Fax: 604.714.3669 Web: manningelliott.com

Independent Auditors’ Report

To The Stockholders and Board of Directors
of Mind Your Own Skin Products Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Mind Your Own Skin Products Inc. (A Development Stage Company) as of May 31, 2002 and 2001, and the related statements of operations, stockholders' deficit and cash flows for the period from March 25, 1999 (date of inception) to May 31, 2002 and the years ended May 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards used in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Mind Your Own Skin Products Inc. (A Development Stage Company), as of May 31, 2002 and 2001, and the related statements of operations, stockholders' deficit and cash flows for the period from March 25, 1999 (date of inception) to May 31, 2002 and the years ended May 31, 2002 and 2001, in conformity with generally accepted accounting principles used in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has losses from operations since inception, no current source of revenues and a working capital deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. These financial statements do not include any adjustments which might result from the outcome of this uncertainty.

/s/ "Manning Elliott"

Chartered Accountants

Vancouver, Canada

August 29, 2002

Mind Your Own Skin Products Inc.
(A Development Stage Company)
Balance Sheet
(expressed in U.S. Dollars)

                                                                                             May 31,
                                                                                     2002               2001
                                                                                      $                   $

Assets

Current Assets

   Cash                                                                                      217                  -
   Other                                                                                   3,797                196
--------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                       4,014                196

Patent Protection Costs (Note 3)                                                          10,000                  -

Advance Royalty Deposits (Note 3)                                                        220,000             76,000
--------------------------------------------------------------------------------------------------------------------

Total Assets                                                                             234,014             76,196
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Deficit

Current Liabilities

   Bank overdraft                                                                              -                 52
   Accounts payable (Note 4)                                                             173,722             46,199
   Accrued liabilities                                                                    62,283                  -
   Advances from related parties (Note 6)                                                458,483            291,466
   Other advances (Note 5)                                                               132,092            123,231
--------------------------------------------------------------------------------------------------------------------

Total Current Liabilities                                                                826,580            460,948
--------------------------------------------------------------------------------------------------------------------

Stockholders' Deficit

Preferred Stock

   Class "A" non-voting,  redeemable, retractable 10,000,000 shares authorized
      with a par value of Cnd$100.00 - none issued                                             -                  -

   Class "B" non-voting,  redeemable, retractable 10,000,000 shares authorized
      with a par value of Cnd$100.00 - none issued                                             -                  -

   Class "C" non-voting,  redeemable, retractable 10,000,000 shares authorized
      with a par value of Cnd$0.01 - none issued                                               -                  -

Common  Stock  (Note 7) -  75,000,000  shares  authorized  without  par value;
12,337,500 and 10,350,000 issued and outstanding respectively                            309,907              8,626

Deficit Accumulated During Development Stage                                           (902,473)          (393,378)
--------------------------------------------------------------------------------------------------------------------

Total Stockholders' Deficit                                                            (592,566)          (384,752)
--------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Deficit                                              234,014             76,196
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Subsequent Events (Note 8)

                               (The Accompanying Notes are an Integral Part of the Financial Statements)

Mind Your Own Skin Products Inc.
(A Development Stage Company)
Statements of Operations
(expressed in U.S. Dollars)

                                                       Accumulated from
                                                        March 25, 1999
                                                      (Date of Inception)    Year Ended      Year Ended
                                                          to May 31,          May 31,         May 31,
                                                             2002               2002            2001
                                                               $                 $               $

Revenue                                                                  -              -               -
---------------------------------------------------------------------------------------------------------

Expenses

   General and Administration

     Consulting                                                   176,668        176,668               -
     Foreign exchange                                              24,861         24,861               -
     Interest                                                      18,157          8,706           9,451
     Office                                                         7,282          7,282               -
     Professional fees                                             98,642         90,927           1,025
     Travel                                                        17,205         17,205               -
---------------------------------------------------------------------------------------------------------

                                                                  342,815        325,649          10,476
---------------------------------------------------------------------------------------------------------

   Selling and marketing

     Consulting                                                    34,130         34,130               -
     Promotion                                                        394            394               -
---------------------------------------------------------------------------------------------------------

                                                                   34,524         34,524               -
---------------------------------------------------------------------------------------------------------

   Research and Development

     Consulting                                                   408,909         77,864         206,124
     Health agency approvals                                      106,437         61,270          45,167
     Rent                                                           9,788          9,788               -
---------------------------------------------------------------------------------------------------------

                                                                  525,134        148,922         251,291
---------------------------------------------------------------------------------------------------------

Loss for the period                                             (902,473)      (509,095)       (261,767)
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

Loss per share, basic and diluted                                                 (0.05)          (0.03)
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

Weighted average common shares outstanding after
giving retroactive adjustment to the consolidation of
common stock (Note 7)                                                         11,129,700      10,350,000
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

(Diluted loss per share has not been presented as the result is anti-dilutive)

                               (The Accompanying Notes are an Integral Part of the Financial Statements)

Mind Your Own Skin Products Inc.
(A Development Stage Company)
Statements of Cash Flows
(expressed in U.S. Dollars)

                                                   Accumulated from
                                                    March 25, 1999
                                                  (Date of Inception)     Year Ended      Year Ended
                                                      to May 31,           May 31,         May 31,
                                                         2002                2002            2001
                                                          $                   $               $

Operating Activities

   Loss for the period                                     (902,473)      (509,095)       (261,767)

   Change in non-cash working capital items

     Increase in other assets                                (3,797)        (3,601)               -
     Increase in accounts payable and accrued liabilities    181,193        134,806           1,199
----------------------------------------------------------------------------------------------------

Net Cash Used In Operating Activities                      (725,077)      (377,890)       (215,568)
----------------------------------------------------------------------------------------------------

Financing Activities

   Advances from related parties                             458,483        167,017         151,392
   Advances from others                                      132,092          8,861          86,124
   Issuance of convertible debentures                        300,000        300,000               -
   Issuance of common shares                                   9,719          1,281               -
----------------------------------------------------------------------------------------------------

Net Cash Provided by Financing Activities                    900,294        477,159         237,516
----------------------------------------------------------------------------------------------------

Investing Activities

   Patent protection costs                                  (10,000)              -               -
   Advance royalty deposits                                (165,000)       (99,000)        (44,000)
----------------------------------------------------------------------------------------------------

Net Cash Used In Investing Activities                      (175,000)       (99,000)        (44,000)
----------------------------------------------------------------------------------------------------

Increase (Decrease) in cash                                      217            269        (22,052)

Cash (Deficiency) - Beginning of Period                            -           (52)          22,000
----------------------------------------------------------------------------------------------------

Cash (Deficiency) - Ending of Period                             217            217            (52)
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

Non-Cash Financing Activities

   Advance royalty deposits payable                           55,000         55,000               -
   Shares issued to settle debt                                  188              -             188
   Shares issued for convertible debenture conversions       300,000        300,000               -
----------------------------------------------------------------------------------------------------

                                                             355,188        355,000             188
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

Supplemental Disclosures

   Interest paid in cash                                           -              -               -
   Income taxes paid in cash                                       -              -               -

                               (The Accompanying Notes are an Integral Part of the Financial Statements)

Mind Your Own Skin Products Inc.
(A Development Stage Company)
Statement of Stockholders' Deficit
From March 25, 1999 (Date of Inception) to May 31, 2002
(expressed in U.S. dollars)

                                                                                                       Deficit
                                                                                                     Accumulated
                                                                                                     During the
                                                                 Common Stock                        Development
                                                              Shares       Amount       Total           Stage
                                                                #             $           $               $

Balance - March 25, 1999 (Date of Inception)                           -           -            -                 -

Stock issued for cash pursuant to a private placement         10,125,000       8,438        8,438                 -

Net loss for the period                                                -           -            -                 -
--------------------------------------------------------------------------------------------------------------------

Balance - May 31, 1999                                        10,125,000       8,438        8,438                 -

Net loss for the year                                                  -           -            -         (131,611)
--------------------------------------------------------------------------------------------------------------------

Balance - May 31, 2000                                        10,125,000       8,438        8,438         (131,611)

Stock issued to settle debt                                      225,000         188          188                 -

Net loss for the year                                                  -           -            -         (261,767)
--------------------------------------------------------------------------------------------------------------------

Balance - May 31, 2001                                        10,350,000       8,626        8,626         (393,378)

Stock issued for cash pursuant to a private placement          1,537,500       1,281        1,281                 -

Stock issued pursuant to conversion of convertible
debentures                                                       450,000     300,000      300,000                 -

Net loss for the year                                                  -           -            -         (509,095)
--------------------------------------------------------------------------------------------------------------------

Balance - May 31, 2002                                        12,337,500     309,907      309,907         (902,473)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

The number of shares  issued have been  restated to reflect a  consolidation  of common  stock on a 1 new for .75 old basis on March 25, 2002.

                               (The Accompanying Notes are an Integral Part of the Financial Statements)

Mind Your Own Skin Products Inc.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2002 and 2001
(Expressed in US dollars)

1.      Nature of Operations and Continuance of Business

Mind Your Own Skin Care Products Inc. (the “Company”) was incorporated as a Canadian company under the Company Act of British Columbia on March 25, 1999. The Company is considered a development stage company in accordance with Statement of Financial Accounting Standards (SFAS) No. 7. The Company was formed to manage the manufacturing, distribution, sale and marketing of health care products throughout the world. The Company’s mission is to provide medically safe, natural, non-toxic products that treat skin abnormalities as well as enhance natural clarity and texture of healthy skin. The Company has secured the manufacturing, distribution, sales and marketing rights (see Note 3) for certain products that treat specific skin disorders including eczema, psoriasis, acne, dermatitis and various other types of skin conditions. In addition, the Company has negotiated agreements to transfer the ownership of the U.S. Food and Drug Administration (FDA) and the Canadian Drug Identification Number (DIN) approvals to the Company, and to be the co-owner of all patents and registered trademarks for these various products. The Company has developed a business plan and conducted research with respect to marketing the products.

These financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at May 31, 2002, the Company has not recognized any revenue and has accumulated operating losses of $902,473 since its inception. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining long-term financing, the completion of product development and achieving profitability. These conditions raise substantial doubt about the Company ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Subsequent to May 31, 2002 the Company has entered into discussions to raise significant funds through a combination of debt and equity. Funds raised will be used for further development, marketing and promotion of the Company’s products, an investor relations program, to secure additional products and for corporate working capital purposes. While the Company is using its best efforts to complete the above financing plans, there is no assurance that any such activity will generate funds that will be available for the Company’s business plan.

2.      Summary of Significant Accounting Principles

The Company’s financial statements have been prepared in accordance with United States generally accepted accounting principles and are expressed in United States dollars.

a)	Use of estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from management’s best estimates as additional information becomes available in the future.

b)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

c)	Year End

The Company's fiscal year end is May 31.

Mind Your Own Skin Products Inc.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2002 and 2001
(Expressed in US dollars)

2.      Summary of Significant Accounting Principles (continued)

d)	Long-Lived Assets

Long-lived assets are stated at cost. Cost is based on cash expended for the purchase of the asset. The Company evaluates the recoverability of its license in accordance with Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets to be Disposed of” (“SFAS 121”). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated undiscounted cash flows attributable to such assets or the business to which such assets relate. No impairment was required to be recognized during 1999,2000, 2001 and 2002.

e)	Research and Development

Research costs are charged to operations as incurred and development costs are charged to operations as incurred unless they meet generally accepted accounting criteria for deferral and amortization. Deferred development expenditures that meet the criteria for capitalization, are recorded at cost and amortized over their estimated useful life following the beginning of commercial sales and production. No costs have qualified for capitalization to date.

f)	Foreign Currency Transactions

The Company is domiciled in Canada and primarily uses the Canadian dollar as its currency.

Transactions undertaken in Canadian dollars are translated to US dollars using the exchange rate in effect as of the transaction date. Monetary assets and liabilities denominated in Canadian dollars are then translated to US dollars using the period end rate. Any exchange gains and losses are included in operations.

g)	Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statements of Financial Accounting Standard No. 109 "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

There is no provision for income taxes due to net losses incurred. The Company's total deferred tax asset as of May 31, 2002 and 2001, is as follows:

	2002	2001
	$	$
Canadian non-capital losses	509,000	262,000
Valuation allowance	(509,000)	(262,000)
Net deferred tax asset	-	-

The Company has incurred Canadian non-capital losses as follows:

Year of Loss	Amount $	Year of Expiration

2000	132,000	2007
2001	262,000	2008
2002	509,000	2009

Mind Your Own Skin Products Inc.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2002 and 2001
(Expressed in US dollars)

2.      Summary of Significant Accounting Principles (continued)

h)	Comprehensive Income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Changes in Stockholders Equity. Comprehensive income is comprised of net income (loss) and all changes to stockholders’ deficit except those resulting from investments by owners and distribution to owners.

i)	Financial Instruments

The Company’s financial instruments consist of cash, accounts payable, accrued liabilities, advances from related parties and others. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of cash, accounts payable and accrued liabilities, advances from related parties and other advances approximates their carrying value due to the immediate or short-term maturity of these financial instruments.

j)	Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

k)	Revenue Recognition

From the Company’s inception in March 1999 to May 31, 2002, the Company has not generated any revenue. Upon commencement of operations, revenue will be earned from the sale of skin care products. Revenue is expected to be derived from products directly to retailers or indirectly through distributors. The Company will follow the provisions of Staff Accounting Bulletin (“SAB”) No. 101; “Revenue Recognition in Financial Statements” which sets forth generally accepted accounting principles for revenue recognition.

Revenue from the sale of products will be recognized upon delivery of the product when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. If collection is not considered probable, revenue will be recognized when the fee is collected. Until the Company can establish a history of returns, recognition of revenue will be deferred on sales to distributors having right of return privileges until the return period expires. Once a reliable return history is established, such returns will be estimated using historical return rates.

Freight and handling charges billed to customers will be recorded as revenue while the corresponding freight and handling costs will be recorded as cost of sales.

Mind Your Own Skin Products Inc.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2002 and 2001
(Expressed in US dollars)

2.      Summary of Significant Accounting Principles (continued)

l)	New Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities on the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged assets or liabilities that re attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, adoption of the new standards on December 31, 2000 did not affect the Company’s financial statements.

In June 2001, the Financial Accounting Standards Board finalized SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill.

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively. The implementation of this new standard is not expected to have a material effect on the Company’s financial statements.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged assets or liabilities that re attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Mind Your Own Skin Products Inc.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2002 and 2001
(Expressed in US dollars)

2.      Summary of Significant Accounting Principles (continued)

l)	New Accounting Pronouncements (continued)

Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, adoption of the new standards on December 31, 2000 did not affect the Company’s financial statements.

3.      Advance Royalty Deposits and Related License Agreements

Pursuant to two separate license agreements, as amended, the Company has been granted, by the inventor of certain products known as Neuroskin, Nail Fit, Razor Rash, Dermac and Itch-X, the sole and exclusive right and license to manufacture, produce, package, distribute, market, promote, use and sell, among other things, certain human and animal skin care treatments and products. These products have received US FDA approvals as compliant products for over the counter pharmaceuticals as well as cosmetics skin care products. Canadian DIN approvals for these products are in the process of renewal. The license rights include all countries in the world with the exception of Germany, Switzerland, Austria, The Netherlands, Belgium, Luxembourg and Lithuania.

The agreements provide for the joint ownership of all applicable patents and patents pending, patent applications, trade marks, copyright, secret processes, formulae, technical data and other scientific and technical information has been secured.

Terms of the license agreements call for total advance royalty payments of $220,000. The licensor will be entitled to royalties on the sale of products by the Company which are approximately 7% of sales. The Company has paid $165,000 to May 31, 2002 and the outstanding balance of $55,000 is currently past due and is non-interest bearing. The term of the agreements are for thirty years with automatic renewal rights.

The original registrant for the various approvals was the inventor and licensor. It has been agreed that the various approvals will be transferred to reflect the Company and the inventor as co-owners.

An amount of $10,000 was paid to protect certain Canadian patent rights for the Neuroskin product. These costs will be amortized to operations once sales of Neuroskin products begin.

4.      Secured Liability

Included in accounts payable is $105,025 (2001: $45,000) owing to the Agent processing the applications related to the US FDA registration as compliant products and Canadian DIN approvals for the licensed products and is the original registrant in that regard. As original registrant it is the only entity able to effect any changes to the FDA registration as compliant products and DIN applications and/or registrations for the products. Originally retained by the inventor, the Agent is now the agent for both the Company and the inventor. The Agent and the inventor agreed that the FDA and DIN registrations will be amended to show the inventor as the manufacturer and the Company as the owner. The Agent is presently retaining control of the applications and registrations as security for the payment of its outstanding fees. It was agreed to effect such changes immediately upon receipt of payment of its outstanding fees and thereafter release the registrations to the Company. The fees do not bear interest and are currently payable.

5.      Other Advances

The Company received advances from a non-related party of $114,000 to assist in research and development. The advance is currently payable, unsecured and includes interest at prime plus 1% per annum. Interest of $8,861 (2001: $9,231) was accrued and charged to operations.

Mind Your Own Skin Products Inc.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2002 and 2001
(Expressed in US dollars)

6.      Related Party Advances and Transactions

(a)	Advances.

	2002 $	2001 $
(i) Shield-Tech Products Inc.	371,239	291,466
(ii) Owing to the licensor (Note 3)	55,000	-
(iii) Owing to directors and/or officers	32,244	-
	458,483	291,466

(i)	Shield-Tech Products Inc., a company under common control, conducted research and development expenditures on the Company's behalf. The advances are without interest, unsecured and there are no agreed repayment terms.

(ii)	The licensor is a minority shareholder.

(iii)	The advances from directors and/or officers are unsecured, without fixed repayment terms and are non-interest bearing.

(b)	Transactions

(i)	Shield-Tech Products Inc. and HOCO 2000, companies under common control, conducted research and development expenditures on the Company’s behalf. These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

	2002 $	2001 $
Shield-Tech Products Inc.	77,684	155,940
HOCO 2000	-	50,185

(ii)	Two directors/officers were paid $111,643 (2001: $Nil) in total for management and consulting services rendered.

7.      Common and Preferred Stock

(a)	Reorganization of Share Capital

The Company, with shareholder approval on March 25, 2002, consolidated its’ common shares on a one (1) new share for three-fourths (.75) old share basis and reorganized its Class “A”, “B”, “C” and “D” common shares into a single class of common shares with total authorization of 75,000,000 shares.

The Class E, F and G preferred shares of the Company, of which none were issued, were re-designated as:

 Class "A" non-voting, redeemable, retractable, shares with a par value of Cnd$100 each.
 Class "B" non-voting, redeemable, retractable, shares with a par value of Cnd$100 each.
 Class "C" non-voting, redeemable, retractable, shares with a par value of Cnd$0.01 each.

(b)	Convertible Shares Converted

The Company issued $300,000 of Series “A” Convertible unsecured, non-interest bearing, debentures. The debentures were issued in denominations of $12,500 and on March 25, 2002 were converted into 450,000 common shares at $0.67 per share.

Mind Your Own Skin Products Inc.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2002 and 2001
(Expressed in US dollars)

7.      Common and Preferred Stock (continued)

(c)	There currently is no stock option plan in place for officers, directors, key employees and consultants.

8.      Subsequent Events

Subsequent to May 31, 2002 the Company has:

(a)	completed a reverse merger into Sierra Gigante Resources, Inc., ("Sierra") a Nevada Company trading on the Over the Counter Bulletin Board in the United States.

The reverse merger was completed on June 28, 2002, and pursuant to a Share Exchange and Share Purchase Agreement among the Company, Sierra and 648311 B.C. Ltd. (“648311”), a wholly owned Canadian subsidiary of Sierra. 648311 acquired 12,112,500 shares of the Company and Sierra acquired 225,000 shares of the Company. The aggregate of 12,337,500 shares of the company represented all of the issued and outstanding shares of the Company. In consideration for this transaction, the shareholders that transferred 12,112,500 shares to 648311 received 12,112,500 exchangeable shares of 648311. At the time of closing of this transaction, Sierra issued 12,112,500 of its shares to 648311. The exchangeable shares can be converted into an equivalent amount of shares in Sierra. The one shareholder that transferred 225,000 shares in the company to Sierra received 225,000 shares of Sierra. Prior to this transaction Sierra had 2,708,879 shares issued and outstanding. After this transaction, Sierra has 15,046,379 shares issued and outstanding. The shareholders of the Company will own 82% of the shares of Sierra which will result in a reverse takeover of Sierra.

The Share Exchange and Share Purchase Agreement was approved by the unanimous consent of the Boards of Directors of Sierra, 648311 and the Company on June 28, 2002.

Sierra subsequently changed its name to AVVAA World Health Care Products, Inc. and the trading symbol was changed to AVVW.

Certain directors and officers of the Company became directors and officers of AVVW.

b)	entered into discussions to raise significant funds through a combination of debt and equity. Funds raised will be used for further development, marketing and promotion of the Company’s products, an investor relations program, to secure additional products and for corporate working capital purposes.

In anticipation of these funding arrangements one of the Company’s financial advisers advanced the Company $43,465 which was included in accounts payable as at May 31, 2002. Repayment terms call for offsetting this advance against the receipt of funds.

AVVAA World Health Care Products Inc.
(formerly Sierra Gigante Resources, Inc.)
(A Development Stage Company)
Pro Forma Balance Sheet
As At May 31, 2002
(unaudited)

                                                                                         Pro Forma
                                                                                        Adjustment
                                                     AVVAA World        Mind Your        (Reverse
                                                     Health Care        Own Skin          Merger)
                                                    Products Inc.     Products Inc.      (Note 1)         Pro Forma
                                                          $                 $                $                $
Assets

Current Assets

Cash                                                            404              217                -              621
Prepaid expenses and other current assets                    19,118            3,797                -           22,915
-----------------------------------------------------------------------------------------------------------------------

Total Current Assets                                         19,522            4,014                -           23,536

Property Plant and Equipment (net of depreciation)            1,523                -                -            1,523

Patent Protection Costs                                           -           10,000                -           10,000

Advance Royalty Deposits                                          -          220,000                -          220,000
-----------------------------------------------------------------------------------------------------------------------

Total Assets                                                 21,045          234,014                -          255,059
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Deficit

Current Liabilities

Accounts payable                                             17,877          173,722                -          191,599
Accrued liabilities                                           2,000           62,283                -           64,283
Advances from related parties                                97,759          458,483                -          556,242
Advances payable                                                  -          132,092                -          132,092
-----------------------------------------------------------------------------------------------------------------------

Total Liabilities                                           117,636          826,580                -          944,216
-----------------------------------------------------------------------------------------------------------------------

Stockholders' Deficit (Note 1)

Common Stock                                                 13,544          309,907        (308,405)           15,046

Additional Paid-in Capital                                  474,321                -        (276,051)          198,270

Deficit Accumulated During the Development Stage          (584,456)        (902,473)          584,456        (902,473)
-----------------------------------------------------------------------------------------------------------------------

Total Stockholders' Deficit                                (96,591)        (592,566)                -        (689,157)
-----------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Deficit                  21,045          234,014                -          255,059
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

               (The accompanying notes are an integral part of these unaudited pro forma statements)

AVVAA World Health Care Products Inc.
(formerly Sierra Gigante Resources, Inc.)
(A Development Stage Company)
Notes to the Pro Forma Financial Statements
(unaudited)

1.      Changes to Stockholders' Equity and Pro Forma Transactions

The following table reflects the effect of the consolidation of shares and the issuance of shares to the shareholders of Mind Your Own Skin Products Inc. ("MYOSP"):

                                                                                                       Deficit
                                                                                     Additional      Accumulated
                                                              Common Stock            Paid-in        to May 31,
                                                         Shares        Par Value      Capital           2002
                                                            #            $0.001          $                $

     Issued May 31, 2002                                  13,544,397         13,544      474,321          (584,456)

     Consolidation of common shares ((a) below)         (10,835,518)       (10,836)       10,836                  -

     Elimination of AVVAA's shareholders' deficit                  -              -    (584,456)            584,456

     Common shares issued to effect reverse merger ((b)
     below)                                               12,337,500         12,338      297,569          (902,473)
     ---------------------------------------------------------------------------------------------------------------

     Pro Forma issued shares                              15,046,379         15,046      198,270          (902,473)
     ---------------------------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------------------------
(a)	AVVAA World Health Care Products Inc. ("AVVAA") consolidated its common share capital on a 1 new for 5 old basis.

(b)	AVVAA issued 12,337,500 common shares to the shareholders of MYOSP to effect a reverse merger of AVVAA. The shareholders of MYOSP will own 82% of the common shares of AVVAA.

2.      Income Statement

There are no pro forma adjustments affecting the income statement as the historical income statements of MYOSP will be the income statement presented for all comparative purposes. Therefore, a pro forma income statement has not been presented.

3.      Net Loss Per Share

The net loss per share, after giving retroactive effect to the stock consolidation and issuances to effect the reverse merger, as if the shares were issued on June 1, 2001 is as follows:

                                                Year Ended                  Year Ended
                                               May 31, 2002                May 31, 2001
                                                    $                            $

     Proforma net loss                          (472,000)                    (514,000)
     -------------------------------------------------------------------------------------------

     Net loss per share - basic                   (.03)                        (.04)
     -------------------------------------------------------------------------------------------

     Weighted average shares outstanding        14,000,000                  13,000,000
     -------------------------------------------------------------------------------------------